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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 27, 2008, with respect to the consolidated financial statements of Kratos Defense & Security Solutions, Inc. and subsidiaries contained in Amendment No. 2 to the Registration Statement of the Company on Form S-4 and Proxy Statement dated May 21, 2008. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP Grant Thornton LLP

Irvine, California
May 21, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM